Exhibit 10.8

SPOUSAL CONSENT

I, [*********], am the lawful spouse of [Name of Shareholder]. I hereby acknowledge fully and consent unconditionally and irrevocably that a certain percentage of the equity interest in Beijing Xiaoju Technology Co., Ltd., that is held by and registered in the name of my spouse shall be disposed of pursuant to the arrangements under the Share Pledge Agreement, which were executed by my spouse on March 11, 2016.

I further undertake not to take any action against the above arrangements, including making any claim against that such equity interest constitutes my property or community property between myself and my spouse or any relevant rights or interests in connection with such equity interest.

/s/ [*********]
[*********]

Schedule of Material Differences

One or more persons executed Proxy Agreement using this form. Pursuant to Instruction ii to Item 601 of Regulation S-K, the Registrant may only file this form as an exhibit with a schedule setting forth the material details in which the executed agreements differ from this form:

No.	Name of Shareholder
1.	CHENG Wei
2.	WANG Gang
3.	ZHANG Bo
4.	WU Rui
5.	CHEN Ting